UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017 (March 10, 2017)

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Office of the Chief Executive Officer

On March 10, 2017, Steven C. Gilman, Ph.D. notified ContraFect Corporation (the “Company”) that he will be taking a leave of absence from active employment as the Chief Executive Officer of the Company to undergo treatment for Non-Hodgkin’s Lymphoma (the “Temporary Medical Leave Event”), effective on March 16, 2017. Dr. Gilman remains the Chairman of the Board and a director of the Company. In connection with the Temporary Medical Leave Event, the Board of Directors (the “Board”) of the Company established an Interim Office of the Chief Executive Officer (the “Interim Office of the CEO”) to assume the duties of the Company’s Chief Executive Officer on an interim basis, effective on March 16, 2017. The Board has appointed Cara Cassino, M.D., the Company’s Chief Medical Officer and Executive Vice President of Research and Development, Natalie Bogdanos, the Company’s General Counsel and Corporate Secretary, Michael Messinger, the Company’s Senior Vice President, Finance, and Josh Muntner, the Company’s Senior Vice President, Business Development, to collectively serve as the Interim Office of the CEO during the Temporary Medical Leave Event. The Interim Office of the CEO will report directly to a Board CEO Oversight Committee consisting of directors Sol J. Barer, Ph.D., Michael J. Otto, Ph.D., Dr. Gilman and Lisa R. Ricciardi.

Dr. Cassino, age 55, has served as our Chief Medical Officer since September 2015 and as Executive Vice President of Research and Development since October, 2015. Dr. Cassino has over 20 years of experience as a clinician and executive in healthcare, including over 15 years of experience in pharmaceutical product development with over 20 successful regulatory submissions in the United States and globally. Prior to joining ContraFect in 2015, Dr. Cassino served as an independent consultant to various pharmaceutical and biotechnology companies, including Scynexis. Prior to that, she served as Senior Vice President at Forest Laboratories, Inc., a biopharmaceutical company (acquired by Actavis plc, now Allergan plc), where she oversaw Global Clinical Development from 2013 to 2014. While at Forest, she was responsible for pre- and post-marketing clinical activities for a portfolio of 35 compounds, and also clinical due diligence for M&A activity, including the $2.9 billion acquisition of Aptalis Pharma and the $1.1 billion acquisition of Furiex Pharmaceuticals. From 2008 to 2013, Dr. Cassino held a number of senior positions at Pfizer, including Global Medical Team Leader of Pfizer’s antibacterial franchise which included Zyvox (linezolid) and Medicines Development Group VP for Pulmonary Vascular Disease and Rare Diseases. Prior to joining Pfizer, Dr. Cassino also served as Executive Medical Director for the late stage U.S. respiratory franchise at Boehringer-Ingelheim Pharmaceuticals, Inc. and was a member of the academic faculty of the Division of Pulmonary and Critical Care Medicine at New York University (NYU) School of Medicine for eight years prior to joining industry. Dr. Cassino received her B.A., summa cum laude, in Chemistry and Fine Arts from NYU where she was elected Phi Beta Kappa, followed by an M.D. from NYU School of Medicine. She completed her internship and residency in Internal Medicine at NYU/Bellevue Hospital and a fellowship in Pulmonary/Critical Care Medicine at NYU and Mount Sinai Medical Centers. Dr. Cassino is Board Certified in both internal medicine and pulmonary medicine.

Ms. Bogdanos, age 48, has served as our General Counsel and Corporate Secretary since August of 2014. She has over 18 years of experience in the legal field, almost 10 of which were serving as the chief legal officer of a publicly traded biotechnology company. Prior to joining ContraFect in 2014, Ms. Bogdanos served as Associate General Counsel at Memorial Sloan-Kettering Cancer Center (“MSKCC”), a cancer treatment and research institution, where she held a joint appointment with the Office of the General Counsel and the Office of Technology Development (“OTD”). At MSKCC, she provided legal counsel and guidance to various departments throughout the institution while having sole responsibility for the legal oversight of the OTD. She led the contracts group, managed the institution’s patent portfolio, provided regulatory guidance and compliance, and advised on litigation strategy. Prior to MSKCC, she was General Counsel at Enzo Biochem, Inc. (“Enzo”), a publicly traded international biotechnology and life science company, from 2003 to 2012. At Enzo, she was responsible for leading the legal department, handling contracts and complex business development agreements, ensuring SEC and regulatory compliance, overseeing litigation and managing Enzo’s portfolio of 500+ patents and patent applications. Previously, Ms. Bogdanos was an associate at Amster, Rothstein & Ebenstein from 1999 to 2003 where her practice focused on patent litigation and patent prosecution. Ms. Bogdanos has also served as a legal consultant to pharmaceutical companies and was a faculty member at the Practising Law Institute. Prior to attending law school, she was a research technician at the Public Health Research Institute where her work focused on Staphylococcus aureus. Ms. Bogdanos is an attorney licensed to practice before the United States Patent and Trademark Office. She is admitted to practice law in New York, the United States District Court, Southern and Eastern District of New York and the United States Court of Appeals for the Federal Circuit. Ms. Bogdanos received her J.D. from New York Law School and her Bachelor of Arts in Biology, with honors, from Queens College of the City University of New York.

Mr. Messinger, age 42, currently serves as our Senior Vice President, Finance. He has more than 16 years of experience in finance, accounting and forecasting for clinical development. Prior to joining ContraFect in November 2012 as our Vice President, Finance, he served as Director of Finance at Lexicon Pharmaceuticals, Inc. (“Lexicon”) for eight years and also held the position of Controller for three years. Prior to working at Lexicon, Mr. Messinger served as Controller of Coelacanth Corporation (which was acquired by Lexicon) for two years. While at Lexicon, Mr. Messinger was responsible for the financial management of Lexicon’s partnership with Symphony Capital, LLC, in addition to coordinating fiscal and program management concerning Lexicon’s development programs. Mr. Messinger received his B.B.A. degree in accounting from the University of Michigan. He started his career as an auditor at Ernst & Young LLP.

Mr. Muntner, age 48, has served as the Senior Vice President, Business Development since 2015. Mr. Muntner has more than 15 years of transaction experience assisting life sciences companies with financing and M&A advisory transactions. Prior to joining ContraFect, he served as Managing Director and Co-Head of Healthcare Investment Banking at Janney Montgomery Scott, a financial services firm from 2012 to 2015. Mr. Muntner was also a Managing Director at ThinkEquity, an investment bank from 2009 to 2012. Previously, Mr. Muntner spent nine years at Oppenheimer & Co. and its U.S. predecessor, CIBC World Markets, in positions of increasing responsibility. Mr. Muntner also served as an investment banker at Prudential Securities. Mr. Muntner received his B.F.A. degree from Carnegie Mellon and his M.B.A. degree from The Anderson School at UCLA.

Letter Agreement with Dr. Steven Gilman

On March 10, 2017, in connection with the Temporary Medical Leave Event, the Company entered into a letter agreement with Dr. Gilman (the “Leave Agreement”) providing generally, among other things, that during the Temporary Medical Leave Event and for up to six months, the Company will (a) continue to pay Dr. Gilman’s base salary at a rate equal to 50% of his current base salary and (b) continue to offer Dr. Gilman and his eligible spouse and dependents participation in the Company’s health and welfare benefit plans at substantially the same benefit levels offered to the Company’s active executive employees from time to time, with the full cost of premiums for medical, dental and vision coverage under such plans being paid by the Company.

The foregoing description of the Leave Agreement does not purport to be complete and is qualified in its entirety by reference to the Leave Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated March 10, 2017, between ContraFect Corporation and Steven C. Gilman, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: March 13, 2017	By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated March 10, 2017, between ContraFect Corporation and Steven C. Gilman, Ph.D.